UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 31, 2008
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)
(336) 294-4410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On December 31, 2008, Unifi, Inc. (the “Registrant”) entered into an amendment to the Unifi, Inc. Supplemental Key Employee Retirement Plan (the “SERP”). The SERP was primarily amended to make changes to the plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The amendment revised the definition of “Separation from Service” to satisfy the requirements of Section 409A, and specifies the time period during which benefits will be paid to participants with regard to termination of employment, including for death and disability, in order to comply with the 6 month distribution delay rule under Section 409A. A copy of the amendment to the SERP is attached as Exhibit 10.1 to this Report and is incorporated herein by reference. This summary of the material changes to the SERP is qualified in its entirety by reference to the full terms of the plan, which is attached hereto.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)     Exhibits.

Exhibit No.	Description
10.1	Amendment to the Unifi, Inc. Supplemental Key Employee Retirement Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

	By:	/s/ Charles F. McCoy

Charles F. McCoy Vice President, Secretary and General Counsel

Dated: January 5, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Amendment to the Unifi, Inc. Supplemental Key Employee Retirement Plan